SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934
                        ___________________



   Date of Report (Date of earliest event reported) September 19, 2002
                              BICO, INC.
        (Exact name of registrant as specified in its charter)


 Pennsylvania                     0-10822                   25-1229323
(State of other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                       Identification No.)


2275 Swallow Hill Road, Bldg. 2500, Pittsburgh,  Pennsylvania 15220
  (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code (412) 429-0673

       _________________________________________________________
     (Former name or former address, if changes since last report.)


Item 1.   Changes in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events and Regulation D Disclosure.
          BICO, Inc. announced today that Jerome M. Buyny and Robert
          E. Lawler, MD has been named to the Board of Directors.

Item 6.   Resignations of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired - Not Applicable.
          (b)  Pro Forma Financial Information - Not Applicable.
          (c)  Exhibits - Not Applicable

Item 8.   Change in Fiscal Year.
          Not applicable

Item 9.   Regulation FD Disclosure.
          Not applicable



SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     BICO, INC.

                                     by /s/ Stan Cottrell
                                            Stan Cottrell, CEO, Director




DATED:  October 23, 2002



       BICO APPOINTS ROBERT E. LAWLER, MD TO BICO BOARD
      AND ALSO TO THE BOARD OF SUBSIDIARY, VIACIRQ, INC.


Pittsburgh, PA-   October 23, 2002 - BICO, Incorporated
(OTCBB:BIKO) announced today that Robert E. Lawler, MD has been named to the Board of Directors. Dr. Lawler will also serve on the board of BICO subsidiary, ViaCirq, Inc.

Dr. Lawler received his MD at Vanderbilt University in 1964. Following his internship at Butterworth Hospital in Grand Rapids, Michigan, Dr. Lawler returned to Vanderbilt where he completed a three-year residency in Diagnostic and Therapeutic Radiology in 1968.

In 1968, Dr. Lawler received his commission as a Captain in the United States Air Force. Before his Honorable Discharge in 1970, Dr. Lawler served as Chief of the Radiology Department at Sheppard Air Force Base in Wichita, Texas, and was awarded the United States Air Force Commendation Medal.

Dr. Lawler was Board Certified in Radiology in 1969, and also Board Certified in Nuclear Medicine in 1975. His private practice began in Rockledge, Florida in 1970. Dr. Lawler retired in 1990, but has kept his Medical Licenses current in several states.

In addition to Dr. Lawler's medical expertise, he is an inventor and patent holder of medical devices, a proven leader, and business professional.

In a statement from Chief Executive Officer, Stan Cottrell, "Dr. Lawler brings an extraordinary ability to communicate with fellow scientists and leading professionals from the research and medical communities. He has an ability to translate and advise the board in a language that can result in decisions of impact."

BICO is headquartered in Pittsburgh, PA, and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.

Subsidiary, ViaCirq, Inc. also located in Pittsburgh, PA is the developer and manufacturer of the ThermoChem HT System for intraperitoneal hyperthermia.

For Further Information, Contact:

Diane McQuaide                     Investor Relations News Line:
1.412.429.0673 phone               1.800.357.6204
1.412.279.9690 fax                 www.bico.com











     BICO NAMES FORMER FEDERAL BUREAU OF INVESTIGATION
                                          AGENT TO BOARD OF
DIRECTORS

Pittsburgh, PA - October 23, 2002 - BICO, Incorporated
(OTCBB:BIKO) announced today that Jerome M. Buyny has been named to the Board of Directors.

Mr. Buyny was formerly a Special Agent for the Federal Bureau of Investigation from 1972 through 1990. During his time with the FBI, Mr. Buyny was case agent for specialized counterintelligence investigations, terrorism investigations, espionage investigations and other highly sensitive issues.

Mr. Buyny received the superior performance award regarding the Iranian hostage situation in 1980, and for performance during a sensitive organized crime investigation. He provided liaison with the United States Secret Service, the White House, Washington Metropolitan Police Department and the Alcohol, Tobacco and Firearms Agency.

Mr. Buyny is currently President of S.W.A.T. Security Services in Pittsburgh, PA.

Mr. Buyny attended Alliance College in Cambridge Springs, PA and has a B.A. degree in History and Political Science. He attended the American Institute of Banking, George Washington University, the FBI Academy and Federal Law Enforcement Academy.

Stan Cottrell, Chief Executive Officer of BICO states that, "We are pleased to announce to our family of shareholders the addition of Mr. Jerome Buyny to our Board of Directors. His impressive credentials in both the government and private sectors of legal scrutiny should send a strong message that business at BICO is under new management, and Mr. Buyny will play a strong role in accountability."

BICO is headquartered in Pittsburgh, PA, and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.

For Further Information, Contact:
Diane McQuaide
Investor Relations News Line:
1.412.429.0673 phone
1.800.357.6204
1.412.279.9690 fax
www.bico.com